UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 16, 2017, Threshold Pharmaceuticals, Inc., (the “Company”) completed the sale of its rights to TH-3424 to OBI Pharma, Inc. a public company organized and existing under the laws of Taiwan (“OBI”), under the asset purchase and related license agreement (the “Asset Transfer Agreement”) as disclosed in Item 1.01 on Form 8-K filed on June 2, 2017, which is incorporated into this Item 2.01 by reference. On May 30, 2017, the Company received $0.5 million and on June 16, 2017 the Company received $2.5 million.

Other than in connection with the disposition of the Company’s U.S. rights to TH-3424, neither we nor any of our officers, directors or affiliates have had any material relationship with OBI.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

Exhibits 10.1	Asset Purchase Agreement dated as of May 31, 2017, between Threshold Pharmaceuticals, Inc. and OBI Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Senior Vice President, Finance and Controller

Date: June 22, 2017

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Asset Purchase Agreement dated as of May 31, 2017, between Threshold Pharmaceuticals, Inc. and OBI Pharma, Inc.